AMERICAN CHURCH MORTGAGE COMPANY

                                    1,500,000
                             Shares of Common Stock
                                 $.0l Par Value

                             UNDERWRITING AGREEMENT


                                __________, 1997

American Investors Group, Inc.
10237 Yellow Circle Drive
Minnetonka, Minnesota  55343

Ladies/Gentlemen:

     American Church Mortgage Company (the "Company") is a Minnesota corporation which intends to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Company was formed on May 27, 1994 and is governed by the Bylaws (the "Bylaws") and the Articles of Incorporation (the "Articles") in the form included as Exhibits to the Registration Statement, as described in
Section 1(a) hereof (such Bylaws and Articles being hereinafter referred to as the "Organizational Documents"). The advisor to the Company is Church Loan Advisors, Inc., a Minnesota corporation (the "Advisor").

     The Company is offering on a "best efforts, minimum or none" basis 1,500,000 shares of common stock (the "Shares") for a purchase price of $10.00 per Share with a minimum purchase of 250 Shares ($2,500) or IRAs and qualified plans which purchase a minimum of 200 Shares (2,000), all upon the other terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof. The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of Subscription Agreement (the "Subscription Agreement") attached to, or inserted together with the Prospectus, will, upon acceptance of their subscriptions by and in the discretion of the Company, become stockholders of the Company (the "Stockholders").

     We understand that American Investors Group, Inc., ("American") and LaSalle St. Securities, Inc., Chicago, Illinois ("LaSalle") intend to work together as co-underwriters in connection with the offer and sale of the Company's Shares. All representations and warranties made herein to American shall be deemed also to be made to LaSalle and any Soliciting Dealer under it.

     1. Representation and Warranties of the Company. The Company hereby represents, warrants and agrees with you that:

     (a) Registration Statement and Prospectus. A registration statement (File No. ___________) on Form S-11 with respect to 1,650,000 Shares, has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the"Act"), and the rules and

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         regulations  (the  "Rules  and  Regulations")  of  the  Securities  and
         Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act. Of the 1,650,000 shares to be registered pursuant to the Registration Statement, only 1,500,000 are to be offered to the public pursuant to the Prospectus.

                  (b) Compliance with the Act. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof):

                           (i) the Registration Statement, the Prospectus and any amendment or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

                           (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

        (i) incurred any material liabilities or obligations, direct or contingent; or

     (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

     (d) Corporation Status. The Company is a corporation duly and validly existing under the Minnesota Corporation Act, as amended (the "Corporation Act").

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                  (e)  Authorization of Agreement,  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws of the United States, any state or any political subdivision which affect creditors' rights generally or by equitable principles relating to the availability of remedies); the performance of this Agreement and the Organizational Documents and the consummation of the transactions contemplated herein and therein, respectively, and the fulfillment of the terms hereof and thereof, respectively, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the
         Company  or  any  of  its   properties;   and  no  consent,   approval,
         authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or by the Organizational Documents, or for the consummation of the transactions contemplated hereby and thereby, respectively (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

                  (f) Pending Actions. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the offering of the Shares.

                  (g) Required Filings. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.

                  (h) Federal Income Tax Law. The Company has obtained an opinion of Maun and Simon, PLC stating, that under existing federal income tax laws and regulations, assuming the Company acts as described in the "Federal Income Tax Considerations" section of the Prospectus and the Company timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1996, and its method of operation (as described in the Prospectus and represented by management) will enable it to satisfy the REIT Requirements (as defined in the Prospectus).

                  (i) Independent Public Accountants. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

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                  (j)  Sales  Literature.  In  addition  to and  apart  from the
         Prospectus, the Company will use certain supplemental sales material in connection with the offering of the Shares. This material, prepared by the Company, will consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company. These materials shall be hereinafter referred to collectively as the "sales literature." No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interested limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales literature in connection with this Offering. Although it is believed that the information contained in the sales literature does not conflict with any of the information set forth in the Prospectus, the sales literature does not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

                  (k) Authorization of the Shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company as contemplated in the Prospectus and the Shares have been issued to the respective subscribers, the Shares will represent ownership in the Company and will conform to the description thereof contained in the Prospectus. Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.

         2. Offering and Sale of the Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Managing Underwriter to solicit and to cause other dealers (as described in subparagraph (a) below) to solicit subscriptions for the Shares at the subscription price and upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Managing Underwriter to procure subscribers for 1,500,000 Shares, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of you and the

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Company. In the absence of such mutual agreement,  the Company shall, subject to the provisions of Section 2(b) hereof, accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method.

                  (a) Soliciting Dealers. The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, and other securities dealers (collectively the "Soliciting Dealers"), each of whom are members of the NASD, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A.

                  (b) Subscription Agreements and Subscribers' Funds. Each person desiring to purchase Shares through you or any other Soliciting Dealer will be required to complete and execute the Subscription Agreement and to deliver such document to you or such Soliciting Dealer, together with a check made payable to the Managing Underwriter or Co-Underwriter (as the case may be) or if sold by a Soliciting Dealer qualified to handle customer funds under NASD rules, to such Soliciting Dealer, upon which the Managing Underwriter or Co-Underwriter shall collect and remit (net of commissions) all such funds to the Company on a regular basis in accordance with NASD rules.

                  Each Soliciting Dealer shall forward any such Subscription Agreement and check to you not later than noon of the next business day after receipt of the Subscription Agreement (and if the Soliciting Dealer conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received). When such internal supervisory procedures are performed at a different location (the "Final Review Office"), the Subscription Agreement and check must be transmitted to the Final Review Office by noon of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer. The Final Review Office will, by noon of the next business day following receipt of the Subscription Agreement and check, forward both to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement at the Minnetonka office of American in order to determine whether it wishes to accept the proposed purchaser as a Stockholder, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and to reject all tenders after 1,500,000 Shares have been sold. Any check received by you directly or as processing broker-dealer from the Soliciting Dealers will, in all cases (and subject to the foregoing), be forwarded to the Company as soon as practicable, but in any event by the end of the second business day following receipt by you of the Subscription Agreement and check. Should the Company determine to reject the tender of any Subscription Agreement, the Company will promptly notify you or such Soliciting Dealer of such determination, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return both to the rejected subscriber.



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                  (c)  Termination  of the  Offering.  The Offering  Period will terminate upon the earlier of (i) one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but no event for longer than one year and one-hundred twenty (120) days from the date of the original Prospectus); (ii) the sale of all the Shares (1,500,000); or (iii) election by the Company to terminate.

         (d)      Underwriter Compensation.

                  (i) The Company agrees to pay to you a sales commission of 5.95% of the sales price (or $.595) for each Share sold, as set forth in the Prospectus under the caption "Plan of Distribution," subject to the limitation described below, all or any part of which may be reallowed by the Managing or Co-Underwriter, as the case may be, subject to federal and state securities laws, to the Soliciting Dealers who sell the Shares as described more fully in the Soliciting Dealers Agreement. As Managing Underwriter, American will also receive a non-accountable expense allowance of up to $133,000, of which $35,000 shall be payable upon the sale of the first 100,000 Shares ($1,000,000), and the balance ($98,000) of which shall be payable ratably thereafter at the rate of $7,000 per 100,000 Shares sold after the first 100,000 Shares. We understand that American has agreed to reallow to LaSalle a portion of such non-accountable expense allowance pursuant to that certain Agreement Between Underwriters, to which we are not a party.

                  Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement.

                  (ii) The sales commissions to you shall be paid not less frequent than weekly basis, based upon the acceptance of a subscriber as a Stockholder by the Company since the last date of such payment to you, in an amount equal to the sales commissions payable with respect to such Shares.

         3. Covenants of the Company. The Company covenants and agrees with you as follows:

         (a) Registration Statement. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not at any time after the Effective Date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company's knowledge, in compliance with the Act and the Rules and Regulations, the Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible:

     (i) any  amendments to the  Registration  Statement or  supplements  to the
Prospectus   which  may  be  required   pursuant  to  the  undertakings  in  the
Registration Statement; and


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                  (ii) upon  your  reasonable  request,  any  amendments  to the
Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Shares during the Offering Period.

         (b) SEC Orders. As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop statement or of any order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

         (c) Blue Sky Qualifications. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information on as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions and will promptly advise you as soon as the Company obtains knowledge thereof when the Shares are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Memorandum dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such memorandum.

         (d) Amendments and Supplements. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

         (e) Copies of Registration Statement, The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

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         (f) Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will be validly existing as a corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

         (g) Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of to transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

     (h) Copies of Reports. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following:

     (i) a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

     (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and reasonably request regarding the financial condition and operations of the Company.

     (i) Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus.

     (j) Organization and Offering Expenses. In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed 10% of the gross proceeds of the Offering.

     4. Covenants of the Managing Underwriter, You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:

         (a) Compliance with Laws. With respect to your participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, the Rules of Fair Practice of the NASD, including the requirements of Section 34 of Article III and in particular, the investor suitability requirements of Sections 3(b)(1), 3(b)(2) and 3(c) and the disclosure and due diligence requirements of Sections 4(a), 4(b) or 4(c), and 4(d) therein and all rules and regulations promulgated or issued with respect to any of the foregoing and also including Sections 2730, 2740, 2420 and 2750 of Article III therein. In particular, you agree not to

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deliver the sales  literature  to any person  prior to the  Effective  Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any document which is part of the Registration Statement; including, without limitation, documents which are required by specific states to be delivered to investors resident in their state, of which requirements the Company shall so advise you be means of written instruction which shall be considered a supplement hereto.

                  With respect to your and each Soliciting Dealer's participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements, as set forth above. In addition, you and each Soliciting Dealer agree that should you assist with the resale or transfer of the Shares, you and each Soliciting Dealer will fulfill the obligations pursuant to Sections 3(b) and 4(d) of Article III, Section 34 of the Rules of Fair Practice of the NASD.

         (b) No Additional Information. In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representations other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

         (c) Sales of Shares. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and such Soliciting Dealer are legally qualified to so act and in which you and each Soliciting Dealer have been advised by the Company, by means of the Blue Sky Memorandum, that such solicitations can be made.

         (d) Subscription Agreement. Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form which is included with the Prospectus. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be executed and signed by the subscriber.

         (e) Suitability. In offering the Shares to any person. you and each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that:

          (i) such person has the capability of understanding the fundamental aspect of the Company, which capacity may be evidenced by the following: (A) the nature of employment experience; (B) educational level achieved; (C) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (D) prior experience with investments of a similar nature; (ii) such person has apparent understanding of (A) the fundamental risks and possible financial hazards of this type of investment; (B) the lack of liquidity of this investment, (C) the Advisor's role in directing or managing the investment; and (D) the tax consequences of the investment; and (iii) such person has the financial capability to invest in the Company and you or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Notwithstanding the foregoing, you and each Soliciting Dealer shall have reasonable grounds to believe that such person has either (a) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishing and automobiles) of $45,000; or (b) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states as set forth in the Subscription Agreement. You and/or the Soliciting Dealers shall maintain for at least six years a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investors own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

         (f) Due Diligence. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe and do believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

         (1)      items of compensation;
         (2)      Company properties;
         (3)      tax aspects;
         (4)      conflicts and risk factors; and
         (5)      financial statements and other pertinent reports.

Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

     (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

     (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

     (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Advisor.

         Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

     5. Expenses. The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

         (a)      the Commission's registration fee;

         (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;

     (c) fees and expenses of its accountants and counsel in connection with the Offering contemplated by this Agreement.

     (d) fees and expenses incurred in connection with any required filing with the NASD;

         (e) all of your expenses in connection with the Offering contemplated hereby and as limited by the Prospectus, including, but not limited to, the salaries, fringe benefits, travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and

         (f) expenses of qualification of the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

         In no event, however, will the total of: (a) the selling commissions paid to the Soliciting Dealers, (b) the marketing contribution and due diligence expense allowance fee paid to the Soliciting Dealers, and (c) reimbursement of certain expenses to be paid to Soliciting Dealers for special incentive marketing programs as described in the Prospectus, exceed 10.0% of the gross proceeds of the Offering.

         6. Conditions of Obligations. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

         (a) Effectiveness of Registration Statement The Registration Statement shall have become effective at such time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been in threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

         (b) Accuracy of Registration Statement. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         7.       Indemnification.

         (a) The Company agrees to indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.

         The Company shall not provide for indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any loss or liability suffered by the Company unless all of the following conditions are met (i) the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the other person seeking indemnification was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

         In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall be notified in writing (as provided in Section 10) of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which the Company may have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which the Indemnified Parties seek indemnification hereunder. If the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Company shall not be liable to the Indemnified Parties in the suit under this Section 7 for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel thereafter retained by the Indemnified Parties unless: (A) the employment of counsel by the indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the Company.

         The Company may advance amounts to the Indemnified Parities for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company, (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are found not to be entitled to indemnification.

         Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer specifically for use with reference to you or such Soliciting Dealer in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company but only if a copy of the Prospectus (as so amended or supplemented) has been supplied by the Company to you or any Soliciting Dealer prior to such acceptance. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Company agrees to indemnity and hold harmless you and the Soliciting Dealers in the manner and to the extent provided in subparagraph (a) of this Section 7; provided, however, that no such indemnification by the Company of you or a Soliciting Dealer shall be permitted under this Agreement from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you or any Soliciting Dealer and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you or any Soliciting Dealer have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you or any Soliciting Dealer and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

         (c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer but only with reference to statements or omissions based upon the information relating to you or any Soliciting Dealer furnished in writing by you or such Soliciting Dealer or on your or their behalf expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto, and (ii) for any violation by you or any Soliciting Dealer, in the sale of the Shares, of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not in reliance on any violation by the Company of such law, rule, regulation or instruction.

         You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) which is effected other than in accordance with the Blue Sky Memorandum supplied to you by the Company (a "Non-Permitted Sale"). whether such Non-Permitted Sale is caused by a sale in a jurisdiction on other than those specified in the Blue Sky Memorandum, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you or any Soliciting Dealer may otherwise have.

         (d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so brought under Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under Section 7(a) hereof.

         8. Termination of this Agreement, This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the time specified. In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof which shall survive such termination.

     9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company and shall survive the Termination Date.

     10. Notices. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered or telegraphed and confirmed in writing to American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343 (Attention: Ms. Kimberly Nygren) and, if sent to the Company, shall be mailed by registered mail or delivered or telegraphed and confirmed in writing to American Church Mortgage Company, 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343 (Attention: Mr. David Reinhart).

     11. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and its successors and assigns. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Shares as such.

     12. Applicable Law. This Agreement and any disputes relative thereto shall be governed by and construed under the laws of the State of Minnesota.

     13. Effectiveness of Agreement, This Agreement shall become effective on the date set forth on the first page hereof, and the obligations of the parties shall be effective on the Effective Date, or at such earlier time as you and the Company agree.

     14. Not a Separate Entity. Nothing contained herein shall you and/or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.

         If the foregoing is in accordance with your understanding of our agreement kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

                                               AMERICAN CHURCH MORTGAGE COMPANY
                                                   a Minnesota corporation



                                                -------------------------------
                                                     V. James Davis, President


Accepted as of the date first above written:

AMERICAN INVESTORS GROUP, INC.


------------------------------
Philip J. Myers, President





















\data\acmc\second\und.agr

                        AMERICAN CHURCH MORTGAGE COMPANY
                          SOLICITING DEALERS AGREEMENT
Ladies and Gentlemen:

         We have entered into an agreement (the "Underwriting Agreement") which is a part hereof and attached hereto, with American Church Mortgage Company, a Minnesota corporation (the "Corporation"), under which we have agreed to use our best efforts to solicit subscriptions for the shares of Common Stock (the "Shares") in the Corporation. The Corporation is offering to the public an aggregate maximum of 1,500,000 Shares at a price of $10 per Share (the "Offering").

         In connection with the performance of our obligations under Section 2 of the Underwriting Agreement, we are authorized to use the services of securities dealers who are members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers') to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions:

         1 . A registration statement (the "Registration Statement") with respect to 1,650,000 Shares has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. Of these Shares only 1,500,000 are being offered to the public pursuant to the enclosed prospectus (the "Prospectus"). The 1,500,000 Shares and the Offering are more particularly described in the Prospectus which is part of the Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request. We will also provide you with reasonable quantities of any supplemental literature prepared by the Corporation in connection with the offering of the Shares.

         2. Solicitation and other activities by the Soliciting Dealers hereunder shall be undertaken only in accordance with the Underwriting
Agreement, this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the Commission, the Blue Sky Memorandum hereinafter referred to and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), specifically including, but not in any way limited to, Sections 2730, 2740, 2420 and 2750 of Article III of the Rules of Fair Practice. In offering the sale of Shares to any person, each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus and has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, (ii) the purchase of the Shares is otherwise suitable for such person, and each Soliciting Dealer shall maintain records disclosing the basis upon which each Soliciting Dealer determined the suitability of any persons offered Shares; and (iii) such person has either: (a) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (b) a net worth (determined with the foregoing exclusions) of at least $150,000.

         Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended. prior to the tender of his subscription agreement (the "Subscription Agreement"); (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of 90 days after the first date upon which the

Shares were offered to the public; (iii) deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any document included within the Registration Statement, including delivering the Articles and Bylaws (as each is defined in the Prospectus) to investors who are residents of states which we advise you in writing require delivery of such additional documents to prospective investors resident in their states; and (iv) to maintain in its files for at least six years documents disclosing the basis upon which the determination of suitability was reached as to each purchaser of Shares.

         3. Subject to the terms and conditions set forth herein and in the Underwriting Agreement,the Company shall pay to you (i) a selling commission of _____ per Share, and (ii) a non-accountable due diligence expense reimbursement of _____ per Share for all Shares sold for which you have acted as Soliciting Dealer pursuant to this Agreement. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement.

         4. We reserve the right to notify you by telegram or by other means of the number of Shares reserved for sale by you. Such Shares will be reserved for sale by you until the time specified in our notification to you. Sales of any reserved Shares after the time specified in the notification to you or any requests for additional Shares will be subject to rejection in whole or in part.

         5. Payments for Shares shall be made payable to "American Investors Group, Inc." or "LaSalle St. Securities, Inc." (depending on which introducing underwriter you are participating through) and forwarded together with a copy of the Subscription Agreement, which is attached to the Prospectus, executed by the subscriber, to American Investors Group, Inc., 10237 Yellow Circle Drive,
Minnetonka, Minnesota 55343, or to LaSalle St. Securities, Inc., 810 West Washington, Blvd., Chicago, IL 60607 and in either case shall be transmitted not later than noon of the next business day after receipt of such Subscription Agreement and check (when your internal supervisory procedures are completed at the site at which the Subscription Agreement and check were received by you) or, when your internal supervisory procedures are performed at a different location (the "Final Review Office"), you shall transmit the check and Subscription Agreement to the Final Review Office by noon of the next business day following your receipt of the Subscription Agreement and check. The Final Review Office will, by noon of the next business day following its receipt of the Subscription Agreement and check, forward both to the Dealer Manager as processing broker-dealer. If any Subscription Agreement solicited by you is rejected by the Company, the Subscription Agreement and check will be forwarded to the appropriate introducing underwriter for prompt return to the rejected subscriber.

         6. We will inform you in writing as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a broker with respect to the Shares in any such jurisdiction. You agree that you will not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt and further agree to assure that each person to whom you sell Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Memorandum and the Subscription Agreement. Neither we, nor the Company assume any obligation or responsibility in respect of the qualification of the Shares covered by the Prospectus under the laws of any jurisdiction or your qualification to act as a broker with respect to the Shares in any jurisdiction. The Blue Sky Memorandum which has been or will be furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

         It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

         7. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement it or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval. You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent

         8. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be under any liability (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by Church Loan Advisors, Inc., the Company's advisor (the "Advisor"), the Company or by others; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Shares; the performance by the Advisor, the Company or by any of them of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the undersigned from any liability imposed by the Act. No obligations on the part of the Company or the undersigned shall be implied or inferred herefrom.

         9. Under the Underwriting Agreement, the Company has agreed to indemnify you and us and each person, if any, who controls you or us, in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances. You agree to indemnify the Company and each person who controls it as provided in the Underwriting Agreement and to indemnify us to the extent and in the manner that you agree to indemnify the Company in such Underwriting Agreement.

         10. Each Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Underwriting Agreement by us as Underwriting for ourselves and on behalf of the Soliciting Dealers and authorizes us to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Each Soliciting Dealer hereby agrees to be bound by all provisions of the Underwriting Agreement relating to Soliciting Dealers. Each Soliciting Dealer also authorizes us to exercise, in our discretion, all the authority or discretion now or hereafter vested in us by the provisions of the Underwriting Agreement and to take all such action as we may believe desirable in order to carry out the provisions of the Underwriting Agreement and of this Agreement.

         11. This Agreement, except for the provisions of Sections 8 and 9 hereof, may be terminated at any time by either party hereto by two days' prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Underwriting Agreement, except for the provisions of Sections 8 and 9 hereof.

     12. Any communications from you should be in writing addressed to us at (i) American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343, Attention: Ms. Kimberly Nygren
     or (ii) LaSalle St. Securities, Inc., 801 West Washington Boulevard, Chicago, Illinois 60607, Attention: ___________________. Any notice from us to you shall be deemed to have been duly given if mailed, telegraphed or delivered by overnight courier to you at your address shown below.

         13. Nothing herein contained shall constitute the Soliciting Dealers or
any  of  them  as  an  association,   partnership,  limited  liability  company,
unincorporated business or other separate entity.

         14. Prior to offering the Shares for sale, each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company or the Advisor through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

                  (1)      items of compensation;
                  (2)      loan policies and investment guidelines;
                  (3)      tax aspects;
                  (4) financial stability and experience of the Company and the Advisor;
                  (5)      conflicts and risk factors; and
                  (6)      other pertinent reports.

Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an Inquiry conducted by another Soliciting Dealer, provided that:

                  (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

                  (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

                  (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

         Prior to the sale of the Shares, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment

         If the foregoing is in accordance with your understanding, please sign and return the attached duplicate. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

                                                  Very truly yours,

LASALLE ST. SECURITIES, INC.                      AMERICAN INVESTORS GROUP, INC.


By:_____________________________                  ______________________________
Its: ___________________________                  Philip J. Myers, President


Dated: _____________, 1997

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Underwriting Agreement. We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the published Rules and Regulations of the Commission thereunder, and applicable blue sky or other state securities Laws. We confirm that we are a member in good standing of the NASD. We hereby represent that we will comply with the Rules of Fair Practice of the NASD (including, but not limited to, Sections 2730, 2740, 2420 and 2750 of Article III) and all rules and regulations promulgated by the NASD.

                                                  ------------------------------
Dated:________________, 1997                      Name of Soliciting Dealer

                                                  -----------------------------
                                                  Address of Soliciting Dealer

----------------------------------
Federal Tax  Identification Number
                                                  By:__________________________
                                                      Authorized Signature
                                                      Title:___________________

Kindly have checks representing commissions forwarded as follows (if different than above):

Name of Firm:     _____________________________________

Address:
                  --------------------------------------
                  Street
                  --------------------------------------
                  City
                  --------------------------------------
                  State and Zip Code
                  --------------------------------------
                  (Area Code) Telephone No.

\data\acmc\secondar\dlr.agr                   Attention:_______________________

                        AMERICAN CHURCH MORTGAGE COMPANY
                        $15,000,000 Shares - Common Stock
                         Agreement Between Underwriters
                                __________, 1997

     THIS AGREEMENT, is made as of the date set forth above, by and between American Investors Group, Inc., Minneapolis, Minnesota ("American") and LaSalle St. Securities, Inc., Chicago, Illinois ("LaSalle").

         WHEREAS, American Church Mortgage Company, Minnetonka, Minnesota (the "Issuer") has appointed American the exclusive underwriter to sell, on a "best efforts" basis, up to $15,000,000 (1,500,000) shares of its $.01 par value per share common stock (the "Shares"), and as described in the enclosed Prospectus; and

         WHEREAS, LaSalle and American have agreed to work together, in accordance with the terms expressed herein, as co-underwriters, in connection with the offer and sale of the Shares (LaSalle and American being jointly referred to herein as the "Underwriters"); and

         WHEREAS, the Shares will be offered by the Underwriters when, as, and if issued and accepted by them, and each of them, and subject to their right, upon their joint agreement, at any time, to withdraw, cancel, or modify the offer without notice to any other broker-dealers, and to the other terms and conditions hereof.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. The Offering. The Offering is comprised of up to 1,500,000 Shares which are the subject of this Agreement. The public offering price of the Shares is $10.00 per Share. The Shares may be sold only to the public in qualified states, at the Price to Public set forth on the cover of the Prospectus, and in conformity with the other terms of the Offering as set forth in the Prospectus, terms hereof, and the terms and provisions of the definitive Underwriting Agreement to be signed by the Issuer and American.

     2. Allocations. LaSalle shall be entitled to sell up to 1,000,000 shares of the Shares offered, and may offer and sell the Shares through other NASD member broker-dealers acceptable to American and LaSalle and who enter into the approved form of Selected Dealer Agreement.

     3. Compensation. American's compensation as underwriter is set forth in that certain Underwriting Agreement between American and the Issuer dated _________, 1997 (the "Underwriting Agreement") , which is incorporated herein by this referenced and made a part hereof. Both LaSalle and American agree to the terms and conditions set forth in the Underwriting Agreement, as they apply to the Underwriter, as referenced therein. LaSalle's compensation in connection with the offer and sale of the Shares shall be a total of 5.95% of the public offering price of the Shares sold by or through it.

         In addition, LaSalle shall be entitled to a non-accountable expense reimbursement allowance equal to (i) $10,000 at such time as LaSalle has sold and remitted proceeds from the sale of at least $2,000,000 (200,000 Shares), and
(ii) $1,000 for each $1,000,000  (100,000 Shares) sold over $2,000,000  (200,000
Shares) paid ratably for the last $1,000,000 (100,000 Shares) increment sold.

     4. Clearing Trades/Registration/Funds Transmittal. LaSalle agrees to keep American informed, on at least a weekly basis, of the number of Shares sold and amount of funds transmitted to the Issuer, in order to facilitate American's management of the underwriting.

     5. Customer Identities Proprietary. American and LaSalle agree that the names and addresses of their respective customers who purchase the Shares, or who otherwise become known to the other as a result of the Offering of the Shares, shall be considered proprietary information, and that neither party has any contractual or other right or privilege to such other party's customers arising from this Agreement.

     6. Sales Disclosure. Upon commencement of the offering of the Shares, a Prospectus relating to the Shares will have become effective under the applicable SEC, NASD and State regulations. Neither party shall give any information or make any representations other than those contained in the Prospectus or other authorized documents when offering the Shares to the public or otherwise.

     7. Blue Sky Matters. A Blue Sky Memorandum will be prepared in connection with the offering of the Shares, which indicates the jurisdictions in which the Shares may be offered and sold to the public. The parties mutually agree that they will not offer, sell, or otherwise engage in any activities with respect to the Shares in any jurisdiction in which the Shares have not been registered, qualified or are not exempt from the securities or blue sky laws of such jurisdiction, or in any jurisdiction in which the respective party may not lawfully so engage in offers and sales. The parties further agree that they will cooperate with each other for the purpose of preventing, to the extent practicable, the sale of more Shares in any jurisdiction than may lawfully be sold in such jurisdiction if a limitation is placed thereon.

     8. Sales on a Principal Basis. If LaSalle, as a broker-dealer, purchases Shares on a principal basis, it shall furnish to American, for purposes of complying with the report of sales requirements of various jurisdictions, a report, in such form as American may request, showing the amount of the Shares that were sold in each jurisdiction and showing the distribution of the purchasers in such jurisdiction classified by type of purchaser and amount of Shares purchased, but no such report shall require LaSalle to inform American of the names of any such purchaser or beneficial owner.

     9. Market Activities. The parties agree that until the termination of this Agreement, they will not make offers or sales of the Shares other than as permitted by this Agreement, and they further agree that they will not engage in stabilizing the price of the Shares or any other securities of the Issuer, or, until completion of the distribution, in bidding for or purchasing, directly or indirectly, the Shares or any other comparable securities of the Issuer, except as contemplated by this Agreement.

     10. Termination. This Agreement will terminate at the end of the Offering Period, as defined in the Prospectus, provided, however, that this Agreement will terminate in any event when the Underwriting Agreement between American and the Issuer terminates, which Agreement may be terminated by American and/or the Issuer in accordance with the terms set forth therein, without the necessity of prior notice to any other parties. Notwithstanding the foregoing, in the event that American or LaSalle foresee the possibility of terminating this Agreement (and, in the case of American, the Underwriting Agreement), they shall communicate such fact to the other not less than ten (10) business days in advance of such foreseeable termination.

     11. Parties Independent. Nothing herein contained shall constitute LaSalle and American a partnership, association, or separate entity, and each party shall be responsible for their share of any liability or expense based on any claim to the contrary. Further, neither party shall be under any liability to each other, except for obligations expressly assumed in this Agreement, and no obligation on the part of either party shall be implied hereby or inferred herefrom, except as specifically provided herein. The parties agree, notwithstanding the termination of this Agreement, to bear their proper proportion of any tax, liability or other claim in connection herewith imposed at any time against either or both of them, and a like share of any expenses of resisting such claims.

     12. Representations/Warranties. LaSalle and American represent and warrant to each other as follows: (i) they are members in good standing of the National Association of Securities Dealers, Inc., and (ii) they are registered or licensed as a broker-dealer where required under the state securities or blue sky laws of those jurisdictions in which they intend to or will make offers or sales of the Shares and where such registration or licensing is required.

     13. NASD Representations. The parties hereby confirm their agreement to abide by and conform to the terms and conditions of this Agreement and the Underwriting Agreement with respect to any Shares sold by them. The parties acknowledge receipt of the Registration Statement and Prospectus relating to the Shares and hereby state that they have relied and will rely upon such Registration Statement and Prospectus and on no other statements whatsoever, written or oral. The parties confirm that they are a member in good standing with the National Association of Securities Dealers, Inc., and that they will, in making sales of the Shares, conform to and abide by the Rules of Fair Practice of the NASD, including, but not limited to, Sections 2730, 2740, 2420 and 2750 of Article III of the NASD Rules of Fair Practice.

         The parties confirm their agreement hereto by signing, in the manner indicated below, effective as of the date first set forth above.


AMERICAN INVESTORS GROUP, INC.          LASALLE ST. SECURITIES, INC.


--------------------------------        -----------------------------------
Philip J. Myers, President              Jay Carstensen, First Vice President










lasalle.int


                                        3

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